Exhibit 99.1

3047 Orchard Parkway, San Jose CA 95134 USA Tel (US): +1 650 390 9000 Tel (AU): 1-800-778-662 Fax: +1 650 390 9007 www.airxpanders.com

31 Oct 2018

Appendix 4C – Quarterly Cash Flow Report and Business Update

Highlights for the quarter ended 30 September 2018

●	Worldwide net revenue of US$2.1 million, an increase of 3% over the second quarter of 2018, driven by sales growth in U.S. and Australia
●	Net operating cash burn decreased by 14% from the second quarter of 2018, to US$6.1 million
●	Completed underwritten rights offering and concurrent private placement of US$14.8 million, before transaction costs
●	Cash balances as of 30 September 2018 of US$14.3 million

San Jose, CA, United States – AirXpanders, Inc. (ASX: AXP), a medical device company focused on the design, manufacture, sale and distribution of the AeroForm® Tissue Expander System, today released its Appendix 4C – Quarterly Cash Flow report for the quarter ended 30 September 2018.

Net revenue performance for the quarter was as follows:

(US$ in ‘000, unaudited)	Q3 2018	Q3 2017	% Growth
Net revenue	$2,052	$1,159	77%
Units Sold	918	452	103%

Worldwide net unit sales of AeroForm were 918 units in the third quarter of 2018, an increase from 767 units in the second quarter of 2018. In the United States, net unit sales of AeroForm in the third quarter of 2018 totalled 664 units, an increase from 650 units in the second quarter of 2018. In Australia, unit sales were 254 units, an increase of 117% over the second quarter of 2018. The growth in Australia unit sales was principally due to the transition to a distributor in July 2018, and associated stocking orders in their first quarter of full operation. Worldwide unit sales growth in the third quarter of 2018 outpaced revenue growth due to the lower average unit selling prices (ASPs) in Australia associated with the transition to a distributor.

In the U.S., the Company continued to grow the number of physician users in the third quarter of 2018, with 34 new hospitals placing their initial orders, bringing the total number of hospitals that have placed orders since commercial launch in 2017 to over 220.

“We are encouraged by the progress we made in the third quarter,” commented Frank Grillo, President and CEO of AirXpanders. “We continue to bring on new surgeon users and hospitals in the U.S., as we drive the adoption of our technology. We completed the restructuring of our U.S. sales force to one hundred percent direct sales, and now have all current territories filled with direct sales representatives. We further reduced our cash burn by restructuring the workforce over the last few months, including a transition from a direct sales force to a distributor in Australia, resulting in staff reductions in operations and administration, and additional operating expense reductions. By better matching our overall supply chain to our current and anticipated demand and growth outlook, we were able to begin reducing overall inventory levels, and free up cash for operating the business. The Company’s inventory balance decreased to approximately US$10 million due to a slowing of material receipts and lower factory costs.

“In the third quarter, the Company also further reduced its workforce by approximately 10 employees, primarily in manufacturing and administrative positions. The Company currently has approximately 70 employees, with the commerical team currently comprising 28 positions, including sales, marketing and customer service. All in all, the third quarter was a quarter of continued execution toward our goal of establishing AeroForm as the standard of care in two-stage breast reconstruction.”

The Company had total cash balances of US$14.3 million as of 30 September 2018. Cash outflows for operating activities for the quarter were US$6.1 million, a decrease of 14% compared to US$7.0 million for the previous quarter, and included a reduction of approximately $1.5 million of prior quarter outstanding payables and accrual balances. The Company expects total net cash outflows to continue to decrease in the last quarter of 2018 due to increasing sales, as well as the full effect of changes we have made to our operating model, including workforce changes, transition to a distributor model in Australia, reduced inventory purchasing commitments and overall improved working capital management.

Investor Conference Call

An investor conference call to discuss the Appendix 4C and Quarterly Update will be held on Wednesday 31 October 2018 9:00am AEDT (Tuesday 30 October 2018 3:00pm PST). An archived version of the webcast will be available in the Investor section of the company's website at www.airxpanders.com, until the posting of the next webcast.

For those who have pre-registered for the call – please use the pin and dial in provided in your email, alternatively you may use the following dial in details.

Conference ID: 678 432

Conference Call Toll-Free Access Numbers

Australia Toll Free:	1 800 558 698
Alternate Australia Toll Free:	1 800 809 971

Australia Local:	02 9007 3187	New Zealand Toll Free:	0800 453 055
NZ Local (Auckland):	09 929 1687	NZ Local (Wellington):	04 974 7738
NZ Local (Christchurch):	03 974 2632	China Wide:	4001 200 659
Belgium:	0800 72 111	Canada:	1855 8811 339
France:	0800 913 848	Germany:	0800 182 7617
Hong Kong:	800 966 806	India:	0008 0010 08443
Indonesia:	001 803 019 3275	Ireland:	1800 948 625
Italy:	800 793 500	Japan:	0053 116 1281
Malaysia:	1800 816 294	Philippines:	1800 1110 1462
Norway:	800 69 950	South Korea:	00 798 142 063 275
Singapore:	800 101 2785	South Africa:	0800 999 976
Sweden:	020 791 959	Taiwan:	008 0112 7397
Switzerland:	0800 820 030	UAE:	8000 3570 2705
Thailand:	001800 156 206 3275	United States:	(855) 881 1339
United Kingdom:	0800 051 8245	US Local (Los Angeles):	(909) 235 4020
US Local (New York):	(914) 202 3258
US Local (Chicago):	(815) 373 2080

- ENDS -

Company	Investor relations
Frank Grillo President & CEO Tel: +1 (650)-390-9001 Email: fgrillo@airxpanders.com	Kyahn Williamson WE Buchan Tel: +61 (3) 9866 4722 / + 61 (0)401018828 Email: kwilliamson@we-buchan.com

About AirXpanders

Founded in 2005, AirXpanders, Inc. (www.airxpanders.com) designs, manufactures and markets innovative medical devices to improve breast reconstruction. The Company’s AeroForm Tissue Expander System, is used in patients undergoing two-stage breast reconstruction following mastectomy. Headquartered in San Jose, California, AirXpanders’ vision is to be the global leader in reconstructive surgery products and to become the standard of care in two-stage breast reconstruction. AirXpanders is a publicly listed Company on the Australian Securities Exchange under the symbol “AXP.” AeroForm was granted U.S. FDA de novo marketing authorization in 2016, first CE mark in Europe in 2012 and is currently licensed for sale in Australia.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management.

All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These include, but are not limited to, future financial results, including projected cash outflow and cash sufficiency forecast, U.S. commercial market adoption and U.S. and Australia sales of our product, ability to achieve operating efficiencies and future profitability, and the ability to recognize efficiency as a result of restructuring our sales team in the US and sales model in Australia.

Management believes that these forward-looking statements are reasonable when made. You should not place undue reliance on forward-looking statements because they speak only as of the date when made. AirXpanders may not actually achieve the plans, projections or expectations disclosed in forward-looking statements. Actual results, developments or events could differ materially from those disclosed in the forward-looking statements. For additional information and considerations regarding the risks faced by AirXpanders that could cause actual results to differ materially, see its most recent Quarterly Report on Form 10-Q, expected to be filed with the Securities and Exchange Commission on or about October 31, 2018, including under the caption "Risk Factors," as well as other periodic reports filed with the SEC from time to time. AirXpanders disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

For more information, refer to the Company’s website at www.airxpanders.com.

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10, 01/09/16

Name of entity
AirXpanders Inc
ABN	Quarter ended (“current quarter”)
28 604 398 423	September 30, 2018

Consolidated statement of cash flows		Current quarter Q3 US$ ’000	Year to date 9 Months US$ ’000
1.	Cash flows from operating activities	2,327	6,568
1.1	Receipts from customers
1.2	Payments for	(298)	(1,149)
	(a) research and development
	(b) product manufacturing and operating costs	(2,024)	(7,067)
	(c) advertising and marketing	(571)	(1,972)
	(d) leased assets	-	-
	(e) staff costs	(3,954)	(14,073)
	(f) administration and corporate costs	(1,196)	(2,869)
1.3	Dividends received (see note 3)
1.4	Interest received	5	97
1.5	Interest and other costs of finance paid	(361)	(1,042)
1.6	Income taxes paid	-	-
1.7	Government grants and tax incentives	-	-
1.8	Other (provide details if material)	-	-
1.9	Net cash from / (used in) operating activities	(6,072)	(21,507)

2.	Cash flows from investing activities
2.1	Payments to acquire:
	(a) property, plant and equipment	(105)	(803)
	(b) businesses (see item 10)	-	-
	(c) investments *	-	-
	(d) intellectual property	-	-
	(e) other non-current assets	-	-
2.2	Proceeds from disposal of:
	(a) property, plant and equipment	-	-

Consolidated statement of cash flows		Current quarter Q3 US$ ’000	Year to date 9 Months US$ ’000
	(b) businesses (see item 10)	-	-
	(c) investments*	5,491	18,456
	(d) intellectual property	-	-
	(e) other non-current assets	-	-
2.3	Cash flows from loans to other entities	-	-
2.4	Dividends received (see note 3)	-	-
2.5	Other (provide details if material)	-	-
2.6	Net cash from / (used in) investing activities	5,386	17,653

*Represents maturities of short term investments consisting of highly liquid, U.S. Treasury securities.

3.	Cash flows from financing activities
3.1	Proceeds from issues of shares	14,758	14,758
3.2	Proceeds from issue of convertible notes	-	-
3.3	Proceeds from exercise of share options	-	5
3.4	Transaction costs related to issues of shares, convertible notes or options (See Note)	(728)	(728)
3.5	Proceeds from borrowings	-	-
3.6	Repayment of borrowings	-	-
3.7	Transaction costs related to loans and borrowings	(23)	(23)
3.8	Dividends paid	-	-
3.9	Other (provide details if material)	-	-
3.10	Net cash from / (used in) financing activities	14,007	14,012

Note to 3.4: Total transaction costs associated with August 2018 Rights Offering and Private Placement are estimated to be US$1.3 million, of which US$0.7 million has been paid as of 30 September 2018

4.	Net increase / (decrease) in cash and cash equivalents for the period
4.1	Cash and cash equivalents at beginning of quarter/year to date	999	4,162
4.2	Net cash from / (used in) operating activities (item 1.9 above)	(6,072)	(21,507)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	5,386	17,653
4.4	Net cash from / (used in) financing activities (item 3.10 above)	14,007	14,012
4.5	Effect of movement in exchange rates on cash held	-	-
4.6	Cash and cash equivalents at end of quarter	14,320	14,320

5.	Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current quarter US$’000	Previous quarter US$’000
5.1	Bank balances	14,320	999
5.2	Call deposits	-	-
5.3	Bank overdrafts	-	-
5.4	Other (provide details)	-	-
5.5	Cash and cash equivalents at end of quarter (should equal item 4.6 above) #	14,320	999

6.	Payments to directors of the entity and their associates	Current quarter US$'000
6.1	Aggregate amount of payments to these parties included in item 1.2	59
6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2
Payments represent remuneration paid to the Board of Directors.

7.	Payments to related entities of the entity and their associates	Current quarter US$'000
7.1	Aggregate amount of payments to these parties included in item 1.2	-
7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

8.	Financing facilities available Add notes as necessary for an understanding of the position	Total facility amount at quarter end US$’000	Amount drawn at quarter end US$’000
8.1	Loan facilities	$15,381	$15,000
8.2	Credit standby arrangements	-	-
8.3	Other (please specify)	-	-
8.4

Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

In August 2017, we borrowed $15,000,000 under a loan and security agreement, as amended, with Oxford Finance LLC, or Oxford, which matures in August 2022. Interest is paid monthly on the principal amount at a variable rate equal to the greater of (a) the thirty day LIBOR rate, or (b) 0.99%, plus 7.26% per annum. The loan is secured by substantially all of our assets, including intellectual property. Under the terms of the agreement, as amended, interest-only payments are due monthly through December 2019, with principal payments commencing in January 2020, due in 32 equal monthly instalments. A final fee of $1,200,000 is due at maturity (or acceleration or prepayment). Subject to a prepayment fee equal to between 0.5% to 2.0% of the principal amount of the prepaid amount, we can prepay the entire loan amount by providing a written five-day notice prior to such prepayment and paying all outstanding principal, interest, final payment fees and prepayment fees plus any default fees and all other sums that shall have become due and payable.

Total facility amount as of September 30, 2018 of $15,381,000 includes a prorata accrual of final fee of $1,200,000 described above.

9.	Estimated cash outflows for next quarter	US$’000
9.1	Research and development	(375)
9.2	Product manufacturing and operating costs	(1,500)
9.3	Advertising and marketing	(425)
9.4	Leased assets
9.5	Staff costs	(3,500)
9.6	Administration and corporate costs	(950)
9.7

Other (provide details if material)

-    Payments for property, plant and equipment

-    Repayment of borrowings

-    Interest and other costs of finance paid

-    Transaction costs related to issues of shares,

      convertible notes or options (see Note 2)

		- - (375) (575)
9.8	Total estimated cash outflows (see Note 1)	(7,700)

Note 1: excludes estimated cash inflows: Cash inflows for the prior quarter were $2.3 million.

Note 2: transaction costs associated with August 2018 Rights Offering and Private Placement which remain unpaid as of September 30, 2018

10.	Acquisitions and disposals of business entities (items 2.1(b) and 2.2(b) above)	Acquisitions	Disposals
10.1	Name of entity	N /A	N/A
10.2	Place of incorporation or registration
10.3	Consideration for acquisition or disposal
10.4	Total net assets
10.5	Nature of business

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.
2	This statement gives a true and fair view of the matters disclosed.

Sign here:	/s/ Brendan Case	Date: October 31, 2018 (Australia Time)
(Company secretary)

Print name:	Brendan Case

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.

If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.